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                                  EXHIBIT 99.1

                         STATEMENT OF CASH TRANSACTIONS
                  BY THE CABCO TRUST FOR J.C. PENNEY DEBENTURES

March 1, 2004               Receipt of Interest on      $2,007,281.25
                            7.625% J.C. Penney
                            Company, Inc.
                            Debentures due 2097

March 1, 2004               Funds Disbursed to
                            Holders of CABCO
                            Trust Certificates          $2,007,281.25

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THE BANK OF NEW YORK
NEW YORK'S FIRST BANK-FOUNDED 1784 BY ALEXANDER HAMILTON

                  CORPORATE TRUST, DERIVATIVE PRODUCTS UNIT
              101 BARCLAY STREET, 8-E FLOOR, NEW YORK, NY 10286

                                              REVISED
                                              [FAX NUMBER]

March 1, 2004

[CONTACT NAME]
UBS Financial Services, Inc.
1200 Harbor Boulevard
Weehawken, NJ 07086-6791


Re:             Corporate Asset-Backed Corporation
                 (CABCO2 - J.C. PENNY DEBENTURES)
                ----------------------------------

Dear [Contact Name];

On March 1, 2004 The Bank of New York, as Trustee of the above-referenced trust, received $2,007,281.25 representing interest on 52,650,000.00 of J.C. Penny Debentures Debentures at affixed rate of 7.625%. This interest was disbursed to the Trust Certificate Holders in the amount of $ 2,007,281.25.


If you have any questions, please call me at (212) 815-2896.



Sincerely,

/s/ J. Peter Rivera
J. Peter Rivera
Corporate Trust - Dealing & Trading